Exhibit 5.2

NORTON ROSE FULBRIGHT

Barristers & Solicitors / Patent & Trade-mark Agents

Norton Rose Fulbright Canada llp
Royal Bank Plaza, South Tower, Suite 3800
200 Bay Street, P.O. Box 84
Toronto, Ontario  M5J 2Z4  CANADA

F: +1 416.216.3930

nortonrosefulbright.com

Our reference 01116323-0001

January 14, 2016

United States Securities and Exchange Commission
Washington, DC
20549  USA

Gold Reserve Inc.
926 West Sprague Avenue, Suite 200
Spokane, Washington
99201  USA

Dear Sirs/ Mesdames:

Gold Reserve Inc. ― Registration Statement on Form F-3

We have acted as Alberta counsel to Gold Reserve Inc., a corporation continued under the Business Corporations Act (Alberta) (the “Company”), in connection with the registration statement on Form F-3 (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended, with the U.S. Securities and Exchange Commission relating to (i) US$57,057,717 aggregate principal amount of 11% Senior Secured Convertible Notes due 2018 (the “2018 Notes”), (ii) up to 19,019,235 of the Company’s Class A Common Shares, no par value (the “Class A Common Shares”), issuable upon conversion of the 2018 Notes, and (iii) up to 10,826,268 Class A Common Shares beneficially owned by the applicable selling securityholders named in the prospectus included in the Registration Statement (the “Selling Securityholders”), all of which securities are registered under the Registration Statement for resale by the Selling Securityholders. The 2018 Notes have been issued under the Indenture, dated as of May 18, 2007, by and among the Company and U.S. Bank National Association (“U.S. Bank”), as successor Trustee to The Bank of New York Mellon (formerly known as The Bank of New York), and Computershare Trust Company of Canada (“Computershare”), as successor Co-Trustee to BNY Trust Company of Canada, as amended and supplemented by (a) the Supplemental Indenture, dated as of December 4, 2012, by and among U.S. Bank, Computershare and the Company, (b) the Second Supplemental Indenture, dated as of June 18, 2014, by and among U.S. Bank, Computershare and the Company, (c) the Third Supplemental Indenture, dated as of September 24, 2014, by and among U.S. Bank, Computershare and the Company and (d) the Fourth Supplemental Indenture, dated as of November 30, 2015, by and among U.S. Bank, Computershare and the Company, including the form of 2018 Notes.

In rendering this opinion we have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or reproduced copies thereof (including documents received by electronic means or facsimile machine or retrieved electronically via the internet), and the authenticity of the originals of such conformed, certified or reproduced copies.

Norton Rose Fulbright Canada LLP is a limited liability partnership established in Canada.

Norton Rose Fulbright Canada LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright South Africa Inc and Norton Rose Fulbright US LLP are separate legal entities and all of them are members of Norton Rose Fulbright Verein, a Swiss verein. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients. Details of each entity, with certain regulatory information, are at nortonrosefulbright.com.

NORTON ROSE FULBRIGHT

January 14, 2016

Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that:

1.             the issuance of the Class A Common Shares that may be issued upon conversion of the 2018 Notes and the issuance of 2018 Notes have been duly authorized by all necessary corporate action of the Company; and

2.             the 19,019,235 Class A Common Shares that may be issued upon conversion of the 2018 Notes registered under the Registration Statement will, if and when issued in accordance with the terms and conditions of the 2018 Notes, be validly issued, fully paid and non-assessable.

This opinion is solely for your benefit and is not to be relied upon or reviewed by any other party without our prior written consent.

We hereby consent to the use of our opinion as an exhibit, and consent to the use of our name, in the Registration Statement.

Yours very truly,

/s/ Norton Rose Fulbright Canada LLP

“Norton Rose Fulbright Canada llp”

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